Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited third quarter 2020 financial results

MANSFIELD, PENNSYLVANIA— October 23, 2020 – Citizens Financial Services, Inc. (OTC Pink: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three and nine months ended September 30, 2020.

Highlights

•	The acquisition of MidCoast Community Bancorp, Inc. in the first half of 2020 contributed significant growth to net interest income in the third quarter of 2020.

•
We received regulatory approval and anticipate opening a full service branch in Kennett Square, Pennsylvania in the fourth quarter of 2020 to further serve customers acquired as part of the MidCoast acquisition.

•
Net income for the first nine months of 2020 was $17.9 million, which is 23.7% higher than 2019’s net income through September 30, 2019. The effective tax rate for the first nine months of 2020 was 17.2% compared to 16.3% in the comparable period in 2019.

•
Net income was $8.0 million for the three months ended September 30, 2020, which is 54.1% higher than the net income for 2019’s comparable period. The effective tax rate for the three months ended September 30, 2020 was 18.0% compared to 17.0% in the comparable period in 2019.

•	Net interest income before the provision for loan losses was $45.6 million for the nine months ended September 30, 2020, an increase of $8.5 million, or 22.9%, over the same period a year ago.

•	Non-performing assets and past due loans as a percentage of loans have decreased during 2020. Non-performing assets total 1.14% at September 30, 2020.

•
Return on average equity for the three and nine months (annualized) ended September 30, 2020 was 17.36% and 13.85% compared to 13.74% and 12.99% for the three and nine months (annualized) ended September 30, 2019.

•
Return on average tangible equity for the three and nine months (annualized) ended September 30, 2020 was 21.11% and 16.72% compared to 16.42% and 15.60% for the three and nine months (annualized) ended September 30, 2019. (1)

•
Return on average assets for the three and nine months (annualized) ended September 30, 2020 was 1.75% and 1.43% compared to 1.43% and 1.33% for the three and nine months (annualized) ended September 30, 2019.

Covid 19 pandemic response and loan profile

•
The Company participated in the Paycheck Protection Program (PPP) for loans provided under the auspices of the Small Business Administration (SBA). As of September 30, 2020, the Company had outstanding $53.9 million and 591 loans that were issued through the program. The loans earn interest at 1% and will generate fee income of approximately $2.1 million over the life of the loans. Beginning in the fourth quarter, a portion of these loans will be forgiven by the SBA depending on the customers usage of the proceeds. The SBA has issued guidance for forgiveness with a streamlined approach for loans less than $50,000. Of the PPP loans issues, 343 loans, or 58.0% of the total PPP loans, had an original balance less than $50,000. The outstanding balance for these 343 loans as of September 30, 2020 was approximately $7.1 million.

•
Under our loan modification program, we provided relief to customers with outstanding balances of $205.1 million on 534 loans , which includes residential and commercial customers. There are currently, 12 loans outstanding with a balance of $20.2 million that are under modified terms, with $6.6 million returning to original terms in October, with the remaining balance being modified through the end of the year.

•
The Company tracks industry concentrations to identify risks that could lead to additional credit exposure. As a result of the Covid 19 pandemic, the Company has determined that Hotels/Motels,  restaurants and amusement/theme parks represent a higher level of credit risk. At September 30, 2020, the Company has limited loan concentrations to these industries as follows:

o	Hotels/Motels - $41.4 million or 3.0% of outstanding loans
o	Restaurants - $27.7 million or 2.0% of outstanding loans
o	Amusement/Theme parks - $13.8 million, or 1.0% of outstanding loans

•
Agricultural lending continues to be an area of emphasis with the Bank. As of September 30, 2020, agricultural lending comprises 26.1% of total loans. Agriculture was significantly impacted in the early part of the pandemic as dairy farmers were forced to dump milk, and milk futures remain extremely volatile. Other producers experienced difficulties in getting livestock to market and reduced proceeds from sales as well as difficulty in obtaining supplies. A return to stay at home orders and school closures could significantly impact this portion of our loan portfolio.

Nine Months Ended September 30, 2020 Compared to 2019

•
For the nine months ended September 30, 2020, net income totaled $17,876,000 which compares to net income of $14,447,000 for the first nine months of 2019, an increase of $3,429,000 or 23.7%.  Basic earnings per share of $4.74 for the first nine months of 2020 compares to $4.06 for the first nine months last year.  Annualized return on equity for the nine months ended September 30, 2020 and 2019 was 13.85% and 12.99%, while annualized return on assets was 1.43% and 1.33%, respectively. If merger and acquisition costs are excluded, the annualized return on average equity and average assets would be 15.22% and 1.57%, respectively for the 2020 period (non-GAAP).

•
Net interest income before the provision for loan loss for the nine months ended September 30, 2020 totaled $45,646,000 compared to $37,150,000 for the nine months ended September 30, 2019, resulting in an increase of $8,496,000, or 22.9%.  Average interest earning assets increased $199.2 million for the nine months ended September 30, 2020 compared to the same period last year, primarily due to the MidCoast acquisition. Average loans increased $161.7 million while average investment securities increased $12.6 million. The yield on interest earning assets decreased 12 basis point to 4.49%, while the cost of interest-bearing liabilities decreased 44 basis points to 0.68%. The yield on interest earning assets benefitted approximately $820,000 from pay-offs of a purchase credit impaired loans acquired as part of The First National Bank of Fredericksburg acquisition in 2015.  The decrease in the cost of interest-bearing liabilities was due to the Federal Reserve moves in response to the COVID-19 pandemic. The tax effected net interest margin for the nine months ended September 30, 2020 was 3.96% compared to 3.71% for the same period last year.

•
The provision for loan losses for the nine months ended September 30, 2020 was $1,500,000 compared to $1,150,000 for the nine months ended September 30, 2019, an increase of $350,000.  The provision was higher in 2020 than 2019 primarily due to the economic environment as a result of the COVID-19 pandemic and the higher levels of unemployment, which offsets the fact that loans, excluding the acquisition and PPP loans guaranteed by the SBA, decreased during 2020.

•
Total non-interest income was $7,458,000 for the nine months ended September 30, 2020, which is $1,221,000 more than the non-interest income of $6,237,000 for the same period last year. The primary drivers were an increase of $943,000 in the gain on loans sold, as a result of the  number of loans sold in 2020 compared to 2019 due to the low interest environment and an increase in other income of $619,000 due to fee income on derivative transactions for customers.  We experienced a $344,000 decrease in the value of equity securities during the first nine months of 2020, compared to an increase of $70,000 in the comparable 2019 period and a decrease in service charges of $391,000 as a result of our COVID-19 response and reduced customer spending as a result of mandatory stay at home orders. Gains of the sale of available for sale securities totaled $370,000 in 2020 compared to $8,000 in 2019.

•
Total non-interest expenses for the nine months ended September 30, 2020 totaled $30,026,000 compared to $24,973,000 for the same period last year, which is an increase of $5,053,000, or 20.2%. The primary driver of the increase is the merger and acquisition costs of completing the MidCoast acquisition that total $2,179,000 and the additional salary costs associated with the acquisition.

•
The provision for income taxes increased $885,000 when comparing the nine months ended September 30, 2020 to the same period in 2019 as a result of an increase in income before income tax of $4,314,000. The  effective tax rate was 17.2% and 16.3% for the first nine months of 2020 and 2019, respectively, compared to the statutory rate of 21%.

Three Months Ended September 30, 2020 Compared to September 30, 2019

•
For the three months ended September 30, 2020, net income totaled $8,007,000 which compares to net income of $5,196,000 for the comparable period of 2019, an increase of $2,811,000 or 54.10%.  Basic earnings per share of $2.04 for the three months ended September 30, 2020 compares to $1.46 for the 2019 comparable period. Annualized return on equity for the three months ended September 30, 2020 and 2019 was 17.36% and 13.74%, while annualized return on assets was 1.75% and 1.43%, respectively.

•
Net interest income before the provision for loan loss for the three months ended September 30, 2020 totaled $16,470,000 compared to $12,899,000 for the three months ended September 30, 2019, resulting in an increase of $3,571,000, or 27.7%. Average interest earning assets increased $348.8 million for the three months ended September 30, 2020 compared to the same period last year as a result of the acquisition.  Average loans increased $256.7 million while average investment securities increased $35.2 million. The tax effected net interest margin for the three months ended September 30, 2020 was 3.88% compared to 3.82% for the same period last year, which was impacted by the decrease in the average cost on interest bearing liabilities of 52 basis points, to 0.56%. The tax effected net interest margin benefitted approximately $220,000 from pay-off of a purchase credit impaired loan acquired as part of The First National Bank of Fredericksburg acquisition in 2015.

•
The provision for loan losses for the three months ended June 30, 2020 was $550,000, a $150,000 increase to the comparable period in 2019. Organic growth during the third quarter totaled $2.2 million. The provision for 2020 was based on the impact the pandemic is having on local and national economies.

•
Total non-interest income was $3,538,000 for the three months ended September 30, 2020, which is $1,361,000 more than for the comparable period last year.  The primary drivers were the gains on the sale of available securities of $245,000, the increase in gains of loans sold of $679,000 and in increase in other income of $544,000 due to fee income on derivative transactions for customers. As a result of the pandemic, service charges decreased $113,000 for the three months ended September 30, 2020 when compared to the 2019 period.

•
Total non-interest expenses for the three months ended September 30, 2020 totaled $9,692,000 compared to $8,414,000 for the same period last year, which is an increase of $1,278,000, or 15.2%. The increase was due to the additional salary and benefit costs of employees added as a result of the MidCoast acquisition and occupancy expenses associated with the new branches acquired as of the merger.

•
The provision for income taxes increased $693,000 when comparing the three months ended September 30, 2020 to the same period in 2019 as a result of an increase in income before income tax of $3,504,000.  The effective tax rate was 18.0% and 17.0% for the three months ended September 30, 2020 and 2019, respectively.

Balance Sheet and Other Information:

•	At September 30, 2020, total assets were $1.86 billion, compared to $1.47 billion at December 31, 2019 and $1.48 billion at September 30, 2019.

•
Available for sale securities of $287.8 million at September 30, 2020 increased $47.1 million from December 31, 2019 and $40.8 million from September 30, 2019. The yield on the investment portfolio decreased from 2.90% to 2.66% on a tax equivalent basis due to a number of securities purchased at a discount that were called in the third quarter of 2019.

•
Net loans as of September 30, 2020 totaled $1.35 billion and increased $249.0 million from December 31, 2019 as a result of the acquisition and PPP program. Excluding the acquisition and the PPP program, loans would have decreased $27.2 million during 2020. The decrease in organic loans was driven by early pay-offs and limited opportunities in the first half of 2020.

•
The allowance for loan losses totaled $15,169,000 at September 30, 2020 which is an increase of $1,324,000 from December 31, 2019.  The increase is due to recording a provision for loan losses of $1,500,000 and recoveries of $80,000, offset by charge-offs of $256,000. The allowance as a percent of total loans was 1.11% as of September 30, 2020 and 1.24% as of December 31, 2019. Loans acquired in an acquisition are marked to fair value and excluded from the allowance, unless there has been a downgrade in the loan since acquisition. Non-performing assets increased in total $204,000 since December 31, 2019 to $15.6 million. As a percent of loans, non-performing assets decreased from 1.38% to 1.14% of total loans.

•
Deposits increased $341.6 million from December 31, 2019, to $1.55 billion at September 30, 2020, primarily due to the acquisition, which increased deposits $208.8 million and customers holding more cash due to the pandemic. Brokered CD’s increased $8.8 million.  Non-interest-bearing deposits increased $72.5 million due to the acquisition and PPP program.

•
Stockholders’ equity totaled $189.1 million at September 30, 2020, compared to $154.8 million at December 31, 2019, an increase of $34.3 million. The increase was attributable to issuing 373,356 shares with a value of $19.2 million as part of the acquisition and net income for the nine months ended September 30, 2020 totaling $17.9 million, offset by net cash dividends for 2020 totaling $4.7 million and net treasury stock activity of $808,000.  As a result of changes in interest rates impacting the fair value of investment securities, the unrealized gain on available for sale investment securities, net of tax, improved $3.7 million from December 31, 2019.

Dividend Declared

On September 1, 2020, the Board of Directors declared a cash dividend of $0.46 per share, which was paid on September 25, 2020 to shareholders of record at the close of business on September 11, 2020. The quarterly cash dividend is an increase of 3.3% over the regular cash dividend of $0.445 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2020.

Citizens Financial Services, Inc. has nearly 1,900 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of non-gaap measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The		As of or For The
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Income and Performance Ratios
Net Income	$8,007	$5,196	$17,876	$14,447
Return on average assets (annualized)	1.75%	1.43%	1.43%	1.33%
Return on average equity (annualized)	17.36%	13.74%	13.85%	12.99%
Return on average tangible equity (annualized) (a)	21.11%	16.42%	16.72%	15.60%
Net interest margin (tax equivalent)(a)	3.88%	3.82%	3.96%	3.71%
Earnings per share - basic (b)	$2.04	$1.46	$4.74	$4.06
Earnings per share - diluted (b)	$2.04	$1.46	$4.74	$4.05
Cash dividends paid per share (b)	$0.460	$0.445	$1.460	$1.317
Number of shares used in computation - basic (b)	3,918,438	3,553,996	3,769,705	3,560,695
Number of shares used in computation - diluted (b)	3,918,438	3,553,996	3,771,730	3,562,975

Asset quality
Allowance for loan and lease losses	$15,169	$13,679
Non-performing assets	$15,631	$16,823
Allowance for loan and lease losses/total loans	1.11%	1.23%
Non-performing assets to total loans	1.14%	1.51%
Annualized net (recoveries) charge-offs to total loans	0.06%	0.01%	0.02%	0.04%

Equity
Book value per share (b)	$47.48	$42.64
Tangible Book value per share (a) (b)	$39.09	$35.71
Market Value (Last reported trade of month)	$44.00	$58.40
Common shares outstanding	3,921,408	3,525,315

Other
Average Full Time Equivalent Employees	289.6	257.5
Loan to Deposit Ratio	87.96%	92.97%
Trust assets under management	$137,127	$130,383
Brokerage assets under management	$227,134	$208,969

Balance Sheet Highlights	September 30,	December 31,	September 30,
	2020	2019	2019

Assets	$1,858,344	$1,466,339	$1,475,005
Investment securities	289,534	241,407	247,677
Loans (net of unearned income)	1,365,879	1,115,569	1,115,034
Allowance for loan losses	15,169	13,845	13,679
Deposits	1,552,753	1,211,118	1,199,304
Stockholders' Equity	189,051	154,774	151,678

(a) See reconcilation of Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30,	December 31,	September 30,
(in thousands except share data)	2020	2019	2019
ASSETS:
Cash and due from banks:
Noninterest-bearing	$15,922	$17,727	$19,005
Interest-bearing	59,387	793	1,081
Total cash and cash equivalents	75,309	18,520	20,086

Interest bearing time deposits with other banks	13,758	14,256	14,256

Equity securities	1,696	701	650

Available-for-sale securities	287,838	240,706	247,027

Loans held for sale	19,320	815	1,430

Loans (net of allowance for loan losses: $15,169 at September 30, 2020;
$13,845 at December 31, 2019 and $13,679 at September 30, 2019)	1,350,710	1,101,724	1,101,355

Premises and equipment	17,720	15,933	15,881
Accrued interest receivable	6,164	4,555	4,476
Goodwill	31,376	23,296	23,296
Bank owned life insurance	32,408	28,128	27,968
Other intangibles	1,538	1,346	1,400
Other assets	20,507	16,359	17,180

TOTAL ASSETS	$1,858,344	$1,466,339	$1,475,005

LIABILITIES:
Deposits:
Noninterest-bearing	$276,286	$203,793	$199,046
Interest-bearing	1,276,467	1,007,325	1,000,258
Total deposits	1,552,753	1,211,118	1,199,304
Borrowed funds	99,602	85,117	109,840
Accrued interest payable	1,006	1,088	1,052
Other liabilities	15,932	14,242	13,131
TOTAL LIABILITIES	1,669,293	1,311,565	1,323,327
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2020 or 2019	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at September 30, 2020, December 31, 2019 and
September 30, 2019: issued 3,976,986 at September 30, 2020 and 3,938,668 at December 31, 2019
and September 30, 2019	4,350	3,939	3,939
Additional paid-in capital	75,867	55,089	55,096
Retained earnings	121,203	110,800	107,342
Accumulated other comprehensive income (loss)	2,865	(629)	(289)
Treasury stock, at cost: 428,934 at September 30, 2020 and 413,607 shares
at December 31, 2019 and 413,353 shares at September 30, 2019	(15,234)	(14,425)	(14,410)
TOTAL STOCKHOLDERS' EQUITY	189,051	154,774	151,678
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,858,344	$1,466,339	$1,475,005

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2020	2019	2020	2019
INTEREST INCOME:
Interest and fees on loans	$16,718	$13,915	$46,763	$41,005
Interest-bearing deposits with banks	106	103	298	311
Investment securities:
Taxable	979	1,361	3,212	3,597
Nontaxable	485	378	1,337	1,109
Dividends	98	117	275	371
TOTAL INTEREST INCOME	18,386	15,874	51,885	46,393
INTEREST EXPENSE:
Deposits	1,635	2,315	5,279	7,027
Borrowed funds	281	660	960	2,216
TOTAL INTEREST EXPENSE	1,916	2,975	6,239	9,243
NET INTEREST INCOME	16,470	12,899	45,646	37,150
Provision for loan losses	550	400	1,500	1,150
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	15,920	12,499	44,146	36,000
NON-INTEREST INCOME:
Service charges	1,112	1,225	3,107	3,498
Trust	199	148	542	589
Brokerage and insurance	352	289	941	843
Gains on loans sold	855	176	1,282	339
Equity security gains (losses), net	(33)	29	(276)	70
Available for sale security gains (losses), net	185	8	302	8
Earnings on bank owned life insurance	180	158	514	463
Other	688	144	1,046	427
TOTAL NON-INTEREST INCOME	3,538	2,177	7,458	6,237
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,102	5,096	17,411	15,129
Occupancy	714	530	1,891	1,639
Furniture and equipment	267	165	587	501
Professional fees	417	343	1,180	1,101
FDIC insurance expense	135	(20)	341	196
Pennsylvania shares tax	275	275	809	825
Amortization of intangibles	57	66	162	198
Merger and acquisition	-	275	2,179	275
Software expenses	324	244	817	699
ORE expenses	30	92	221	308
Other	1,371	1,348	4,428	4,102
TOTAL NON-INTEREST EXPENSES	9,692	8,414	30,026	24,973
Income before provision for income taxes	9,766	6,262	21,578	17,264
Provision for income taxes	1,759	1,066	3,702	2,817
NET INCOME	$8,007	$5,196	$17,876	$14,447

PER COMMON SHARE DATA:
Net Income - Basic	$2.04	$1.46	$4.74	$4.06
Net Income - Diluted	$2.04	$1.46	$4.74	$4.05
Cash Dividends Paid	$0.460	$0.445	$1.460	$1.317

Number of shares used in computation - basic	3,918,438	3,553,996	3,769,705	3,560,695
Number of shares used in computation - diluted	3,918,438	3,553,996	3,771,730	3,562,975

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except share data)		Three Months Ended,
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2020	2020	2020	2019	2019
Interest income	$18,386	$18,160	$15,339	$15,587	$15,874
Interest expense	1,916	1,874	2,449	2,797	2,975
Net interest income	16,470	16,286	12,890	12,790	12,899
Provision for loan losses	550	550	400	525	400
Net interest income after provision for loan losses	15,920	15,736	12,490	12,265	12,499
Non-interest income	3,386	1,941	2,105	2,083	2,140
Investment securities gains (losses), net	152	128	(254)	66	37
Non-interest expenses	9,692	11,413	8,921	8,368	8,414
Income before provision for income taxes	9,766	6,392	5,420	6,046	6,262
Provision for income taxes	1,759	1,054	889	1,003	1,066
Net income	$8,007	$5,338	$4,531	$5,043	$5,196
Earnings Per Share Basic	$2.04	$1.27	$1.42	$1.46	$1.46
Earnings Per Share Diluted	$2.04	$1.27	$1.42	$1.46	$1.46

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended September 30,
	2020			2019
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$		$ %	$		$ %
ASSETS
Short-term investments:
Interest-bearing deposits at banks	67,954	14	0.08	10,047	6	0.24
Total short-term investments	67,954	14	0.08	10,047	6	0.24
Interest bearing time deposits at banks	14,143	92	2.59	15,100	97	2.55
Investment securities:
Taxable	192,641	1,077	2.24	182,113	1,478	3.25
Tax-exempt (3)	84,097	614	2.92	59,464	477	3.22
Investment securities	276,738	1,691	2.45	241,577	1,955	3.24
Loans: (2)(3)(4)
Residential mortgage loans	209,161	2,807	5.34	215,748	2,892	5.32
Construction loans	29,087	356	4.87	13,149	176	5.31
Commercial Loans	652,380	8,472	5.17	424,662	5,863	5.48
Agricultural Loans	356,164	3,971	4.44	344,897	4,018	4.62
Loans to state & political subdivisions	83,671	872	4.15	96,192	958	3.95
Other loans	30,460	401	5.24	9,566	196	8.13
Loans, net of discount (2)(3)(4)	1,360,923	16,879	4.93	1,104,214	14,103	5.07
Total interest-earning assets	1,719,758	18,676	4.32	1,370,938	16,161	4.68
Cash and due from banks	7,350			5,944
Bank premises and equipment	17,802			15,967
Other assets	90,238			58,869
Total non-interest earning assets	115,390			80,780
Total assets	1,835,148			1,451,718
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	406,635	211	0.21	335,279	590	0.70
Savings accounts	247,414	96	0.15	221,771	218	0.39
Money market accounts	218,682	215	0.39	167,229	505	1.20
Certificates of deposit	382,551	1,113	1.16	266,385	1,002	1.49
Total interest-bearing deposits	1,255,282	1,635	0.52	990,664	2,315	0.93
Other borrowed funds	98,350	281	1.14	102,622	660	2.56
Total interest-bearing liabilities	1,353,632	1,916	0.56	1,093,286	2,975	1.08
Demand deposits	280,457			194,024
Other liabilities	16,611			13,139
Total non-interest-bearing liabilities	297,068			207,163
Stockholders' equity	184,448			151,269
Total liabilities & stockholders' equity	1,835,148			1,451,718
Net interest income		16,760			13,186
Net interest spread (5)			3.76%			3.60%
Net interest income as a percentage
of average interest-earning assets			3.88%			3.82%
Ratio of interest-earning assets
to interest-bearing liabilities			127%			125%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2020 and 2019. See reconciliation of non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Nine Months Ended September 30,
	2020			2019
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$		$ %	$		$ %
ASSETS
Short-term investments:
Interest-bearing deposits at banks	35,580	23	0.09	9,546	19	0.27
Total short-term investments	35,580	23	0.09	9,546	19	0.27
Interest bearing time deposits at banks	14,266	275	2.57	15,364	292	2.54
Investment securities:
Taxable	185,220	3,487	2.51	189,157	3,968	2.80
Tax-exempt (3)	74,664	1,693	3.02	58,150	1,404	3.22
Investment securities	259,884	5,180	2.66	247,307	5,372	2.90
Loans: (2)(3)(4)
Residential mortgage loans	212,912	8,450	5.30	215,325	8,584	5.33
Construction loans	25,715	952	4.95	20,576	796	5.17
Commercial Loans	556,133	22,282	5.35	415,287	17,064	5.49
Agricultural Loans	357,498	12,096	4.52	338,266	11,657	4.61
Loans to state & political subdivisions	89,407	2,709	4.05	98,680	2,910	3.94
Other loans	17,878	794	5.93	9,680	562	7.76
Loans, net of discount (2)(3)(4)	1,259,543	47,283	5.01	1,097,814	41,573	5.06
Total interest-earning assets	1,569,273	52,761	4.49	1,370,031	47,256	4.61
Cash and due from banks	7,643			6,243
Bank premises and equipment	17,152			16,120
Other assets	75,238			56,978
Total non-interest earning assets	100,033			79,341
Total assets	1,669,306			1,449,372
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	374,347	904	0.32	331,084	1,756	0.71
Savings accounts	237,873	387	0.22	216,858	608	0.37
Money market accounts	196,985	810	0.55	163,443	1,520	1.24
Certificates of deposit	333,044	3,178	1.27	282,754	3,143	1.49
Total interest-bearing deposits	1,142,249	5,279	0.62	994,139	7,027	0.95
Other borrowed funds	92,120	960	1.39	108,975	2,216	2.72
Total interest-bearing liabilities	1,234,369	6,239	0.68	1,103,114	9,243	1.12
Demand deposits	246,424			184,159
Other liabilities	16,390			13,817
Total non-interest-bearing liabilities	262,814			197,976
Stockholders' equity	172,123			148,282
Total liabilities & stockholders' equity	1,669,306			1,449,372
Net interest income		46,522			38,013
Net interest spread (5)			3.81%			3.49%
Net interest income as a percentage
of average interest-earning assets			3.96%			3.71%
Ratio of interest-earning assets
to interest-bearing liabilities			127%			124%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2019 and 2018. See reconciliation of non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Real estate:
Residential	$208,084	$210,789	$216,179	$217,088	$215,717
Commercial	535,456	513,598	338,490	342,023	349,269
Agricultural	310,702	313,136	300,606	311,464	305,948
Construction	28,656	31,744	17,926	15,519	11,448
Consumer	30,625	30,973	9,533	9,947	9,709
Other commercial loans	129,731	132,503	71,038	69,970	76,785
Other agricultural loans	40,790	44,912	46,170	55,112	50,334
State & political subdivision loans	81,835	85,978	93,778	94,446	95,824
Total loans	1,365,879	1,363,633	1,093,720	1,115,569	1,115,034
Less: allowance for loan losses	15,169	14,827	14,247	13,845	13,679
Net loans	$1,350,710	$1,348,806	$1,079,473	$1,101,724	$1,101,355

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$3,449	$4,986	$3,159	$2,711	$2,672

Non-accrual loans	$11,711	$10,693	$11,302	$11,536	$13,223
Loans past due 90 days or more and accruing	1,194	654	164	487	103
Non-performing loans	$12,905	$11,347	$11,466	$12,023	$13,326
OREO	2,726	2,853	3,056	3,404	3,497
Total Non-performing assets	$15,631	$14,200	$14,522	$15,427	$16,823

	3 Months	3 Months	3 Months	3 Months	3 Months
	Ended	Ended	Ended	Ended	Ended
Analysis of the Allowance for loan Losses	September 30,	June 30,	March 31,	December 31,	September 30,
(In Thousands)	2020	2020	2020	2019	2019
Balance, beginning of period	$14,827	$14,247	$13,845	$13,679	$13,304
Charge-offs	(237)	(10)	(9)	(370)	(34)
Recoveries	29	40	11	11	9
Net (charge-offs) recoveries	(208)	30	2	(359)	(25)
Provision for loan losses	550	550	400	525	400
Balance, end of period	$15,169	$14,827	$14,247	$13,845	$13,679

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	September 30
	2020	2019
Tangible Equity
Stockholders Equity - GAAP	$189,051	$151,678
Accumulated other comprehensive (gain) loss	(2,865)	289
Intangible Assets	(32,914)	(24,696)
Tangible Equity - Non-GAAP	153,272	127,271
Shares outstanding adjusted for June 2019 stock Dividend	3,921,408	3,563,633
Tangible Book value per share (a)	$39.09	$35.71

	As of
	September 30
	2020	2019
Tangible Equity per share
Stockholders Equity per share - GAAP	$48.21	$42.56
Adjustments for accumulated other comprehensive loss	(0.73)	0.08
Book value per share	47.48	42.64
Adjustments for intangible assets	(8.39)	(6.93)
Tangible Book value per share - Non-GAAP	$39.09	$35.71

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$187,486	$151,054	$173,979	$146,124
Average Accumulated Other Comprehensive Loss	3,038	(215)	1,856	(2,158)
Average Intangible Assets	32,730	24,710	29,548	24,792
Average Tangible Equity - Non-GAAP	151,718	126,559	142,575	123,490
Net Income	$8,007	$5,196	$17,876	$14,447
Annualized Return on Average Tangible Equity	21.11%	16.42%	16.72%	15.60%

	For the Three Months September 30, 2020	For the Nne Months September 30, 2020
Return on Average Assets and Equity Excluding Merger and Acquisition Costs
Net Income	$8,007	$17,876
After Tax merger and acquisition costs	-	1,766
Net Income excluding merger and acquisition costs	$8,007	$19,642
Average Assets	1,835,148	1,669,306
Annualized Return on Average stockholders equity, excluding Merger and Acquisition costs	1.75%	1.57%

Average Stockholders Equity - GAAP	$184,448	$172,123
Annualized Return on Average stockholders equity, excluding Merger and Acquisition costs	17.36%	15.22%

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
Reconciliation of net interest income on fully taxable equivalent basis	2020	2019	2020	2019
Total interest income	$18,386	$15,874	$51,885	$46,393
Total interest expense	1,916	2,975	6,239	9,243
Net interest income	16,470	12,899	45,646	37,150
Tax equivalent adjustment	290	287	876	863
Net interest income (fully taxable equivalent)	$16,760	$13,186	$46,522	$38,013